Exhibit 99.1

News Release Contact: Michael A. Kuglin Chief Financial Officer P.O. Box 206, Whippany, NJ 07981-0206 Phone: 973-503-9252

FOR IMMEDIATE RELEASE

Suburban Propane Partners, L.P.

Announces Completion of $350,000,000 Issuance of 6.500% Senior Notes due 2035

Whippany, New Jersey, December 22, 2025 — Suburban Propane Partners, L.P. (NYSE:SPH) (“Suburban Propane”) announced today the completion of its previously announced offering of $350 million aggregate principal amount of 6.500% Senior Notes due 2035 (the “2035 Senior Notes”), in a private offering to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and non-U.S. persons outside the United States under Regulation S under the Securities Act. Suburban Energy Finance Corp. (together with Suburban Propane, the “Issuers”), a wholly-owned direct subsidiary of Suburban Propane, is the co-issuer of the 2035 Senior Notes.

The net proceeds of the offering of the 2035 Senior Notes, after deducting estimated offering expenses, was approximately $344.3 million, all of which will be used, together with borrowings under a revolving credit facility, to fund the redemption of all of the Issuers’ 5.875% senior notes due 2027 (the “2027 Senior Notes”), and to pay related fees and expenses. On December 8, 2025, the Issuers sent a conditional notice of redemption to redeem all of the 2027 Senior Notes and today the Issuers satisfied and discharged the 2027 Senior Notes in accordance with their terms. The Issuers have deposited with the trustee sufficient funds to redeem the outstanding aggregate principal amount of all of the 2027 Senior Notes on the redemption date, which is scheduled to occur on January 7, 2026.

This press release is for informational purposes only and is not an offer to sell or a solicitation of an offer to buy any securities. The 2035 Senior Notes have not been registered under the Securities Act or the securities laws of any other jurisdiction and may not be offered or sold in the United States or to, or for the benefit of U.S. persons, except pursuant to an applicable exemption from the registration requirements of the Securities Act and applicable state securities laws.

About Suburban Propane Partners, L.P.

Suburban Propane Partners, L.P. (“Suburban Propane”) is a publicly traded master limited partnership listed on the New York Stock Exchange. Headquartered in Whippany, New Jersey, Suburban Propane has been in the customer service business since 1928 and is a nationwide distributor of propane, renewable propane, renewable natural gas, fuel oil and related products and services, as well as a marketer of natural gas and electricity and producer of and investor in low carbon fuel alternatives, servicing the energy needs of approximately 1 million residential, commercial, governmental, industrial and agricultural customers through approximately 750 locations across 42 states.

Suburban Propane is supported by three core pillars: (1) Suburban Commitment to Excellence-showcasing Suburban Propane’s almost 100-year legacy, and ongoing commitment to the highest standards for safety, dependability, flexibility, and reliability that underscores Suburban Propane’s commitment to excellence in customer service; (2) SuburbanCares-highlighting continued dedication to giving back to local communities across Suburban Propane’s national footprint; and (3) Go Green with Suburban Propane-promoting propane and renewable propane as versatile, low-carbon energy solutions and investing in the next generation of innovative, renewable energy alternatives.

For additional information on Suburban Propane, please visit www.suburbanpropane.com.

Forward-Looking Statements

This press release includes forward-looking statements. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that Suburban Propane expects, believes or anticipates will or may occur in the future are forward-looking statements. These statements reflect Suburban Propane’s expectations or forecasts based on assumptions made by the partnership. These statements are subject to risks including those relating to market conditions, financial performance and results, prices and demand for natural gas and oil and other important factors that could cause actual results to differ materially from our forward-looking statements. These risks are further described in Suburban Propane’s reports filed with the Securities and Exchange Commission.

Any forward-looking statement speaks only as of the date on which such statement is made and Suburban Propane undertakes no obligation to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise.

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